                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         Frontier Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                         FRONTIER FINANCIAL CORPORATION
                            332 S.W. EVERETT MALL WAY
                                 P. O. BOX 2215
                            EVERETT, WASHINGTON 98203

                     NOTICE OF ANNUAL MEETING OF SHAREOWNERS

        The 2001 Annual Meeting of Shareowners of Frontier Financial Corporation will be held at the Everett Golf & Country Club, 1500 - 52nd Street, Everett, Washington, on Thursday, April 19, 2001, at 7:30 p.m. for the following purposes:

        1.  To elect five (5) members to the Board of Directors; and

        2. To act on such other matters as may properly come before the meeting.

        Only shareowners of record at the close of business on March 9, 2001, are entitled to notice of and to vote at the meeting and/or any adjournment thereof.

        All shareowners are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any shareowner attending the meeting may vote in person even if he or she returned a proxy.

                                            By Order of the Board of Directors,



                                            James F. Felicetty
                                            Secretary/Treasurer

Everett, Washington
March 12, 2001


                        PLACE AND TIME OF ANNUAL MEETING

                           EVERETT GOLF & COUNTRY CLUB
                               1500 - 52ND STREET
                               EVERETT, WASHINGTON
                            APRIL 19, 2001, 7:30 P.M.


--------------------------------------------------------------------------------
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
          PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY
                IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE.
--------------------------------------------------------------------------------

                         FRONTIER FINANCIAL CORPORATION
                            332 S.W. EVERETT MALL WAY
                                 P. O. BOX 2215
                            EVERETT, WASHINGTON 98203

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

        This Proxy Statement is furnished by the Board of Directors of Frontier Financial Corporation (the "Corporation") to the holders of common stock of the Corporation ("Common Stock") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareowners of the Corporation to be held on Thursday, April 19, 2001 at 7:30 p.m. at the Everett Golf & Country Club, 1500 - 52nd Street, Everett, Washington, and any adjournment thereof. The shares represented by the enclosed proxy will be voted in accordance with the shareowner's directions, if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified on the proxy, it will be voted at the discretion of the proxy holders in accordance with the recommendations of management on all matters as may properly come before the meeting or any adjournment thereof. A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy to the Secretary of the Corporation prior to the Annual Meeting, delivering written notice of revocation of the proxy to the Secretary of the Corporation prior to the Annual Meeting, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

        All costs of the solicitation of the proxies will be borne by the Corporation. These proxy materials, together with the 2000 Annual Report, are being mailed to shareowners on or about March 12, 2001.

--------------------------------------------------------------------------------
                             PURPOSE OF THE MEETING
--------------------------------------------------------------------------------

        At the Annual Meeting, shareowners will be asked:

        1.  To elect five (5) members to the Board of Directors; and

        2. To act on such other matters as may properly come before the meeting.

--------------------------------------------------------------------------------
                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
--------------------------------------------------------------------------------

        At March 1, 2001, the Corporation had 20,515,503 shares of Common Stock outstanding. There are no outstanding shares of any other class of stock. Each share of Common Stock entitles the holder thereof to one vote. Only shareowners of record at the close of business on

March 9, 2001, will be entitled to notice of, and to vote at, the meeting and/or any adjournment thereof.

        The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Corporation's Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, an abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters.

--------------------------------------------------------------------------------
                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

        Pursuant to the Corporation's Articles of Incorporation, the Board of Directors has set the number of directors at 14. The directors are divided into three classes, with each class as nearly equal in number as possible. The members of each class serve three-year terms with one class elected annually. A director appointed to fill a vacancy or fill a position that was created by increasing the number of directors must stand for election at the next shareowners' meeting at which directors are elected. At the Annual Meeting of Shareowners, five (5) directors will be elected to the class of directors to hold office until the Annual Meeting of Shareowners held in the year 2004, and until their successors are elected and qualified. All the nominees have served as directors since the last Annual Meeting, except Michael J. Clementz, who was elected a director by the Board in July, 2000, and will stand for election as a director by the shareowners for the first time at this year's Annual Meeting.

        Should any of these nominees become unavailable for any reason, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

        Set forth below are the names of each nominee for director, the nominee's age, the year in which the nominee became a director, the nominee's principal occupation and business experience for the past 5 years, and the names of other publicly held companies for which the nominee serves as a director. The same information is provided thereafter for each director whose term of office does not expire until a later date. The mailing address for all of the nominees and incumbent directors is 332 S.W. Everett Mall Way, P. O. Box 2215, Everett, WA 98203.

                   NOMINEES FOR ELECTION TO TERM EXPIRING 2004

                                   YEAR FIRST    YEAR FIRST
                                    BECAME A      BECAME A
                                   DIRECTOR OF   DIRECTOR OF
          NAME             AGE     CORPORATION      BANK                 PRINCIPAL OCCUPATION
---------------------------------------------------------------------------------------------------------
George E. Barber           58        1997           1997      Chairman, First Western Investments, Inc.
                                                              (hospitality, retail and other real
                                                              estate investments)
---------------------------------------------------------------------------------------------------------
Michael J. Clementz        57        2000           2000      Executive Vice President of Frontier Bank
                                                              and Frontier Financial Corporation (July,
                                                              2000 to present); President and Chief
                                                              Executive Officer of Liberty Bay
                                                              Financial Corporation (1985 to July,
                                                              2000); Chairman and Chief Executive
                                                              Officer of North Sound Bank (1978 to
                                                              July, 2000)
---------------------------------------------------------------------------------------------------------
David A. Dujardin          69        1983           1978      President, Dujardin Custom Homes, Inc.
---------------------------------------------------------------------------------------------------------
James H. Mulligan          69        1989           1989      President, Emerald Real Estate
                                                              Development, Inc.
---------------------------------------------------------------------------------------------------------
Roger L. Rice, DDS         76        1983           1978      Retired dentist
---------------------------------------------------------------------------------------------------------

                    THE BOARD RECOMMENDS THAT THESE NOMINEES
                             BE ELECTED AS DIRECTORS

                     INCUMBENT DIRECTORS, TERM EXPIRING 2002


                                    YEAR FIRST      YEAR FIRST
                                     BECAME A        BECAME A
                                    DIRECTOR OF     DIRECTOR OF
            NAME             AGE    CORPORATION       BANK                     PRINCIPAL OCCUPATION
  --------------------------------------------------------------------------------------------------------
  Robert J. Dickson          67        1983           1978      President and Chief Executive Officer
                                                                Frontier Financial Corporation, Frontier
                                                                Bank and FFP, Inc.
  --------------------------------------------------------------------------------------------------------
  Edward D. Hansen           61        1983           1978      Mayor of the City of Everett,
                                                                Washington; President, Golf N.W.
  --------------------------------------------------------------------------------------------------------
  William H. Lucas, DC       73        1983           1978      Chiropractor

  --------------------------------------------------------------------------------------------------------
  Michael J. Corliss         40        1998           1998      Chief Executive Officer, Investco
                                                                Financial Corporation (diversified real
                                                                estate company)
  --------------------------------------------------------------------------------------------------------
  Darrell J. Storkson        58        1997           1997      Owner, Evergreen Lanes
  --------------------------------------------------------------------------------------------------------

                     INCUMBENT DIRECTORS, TERM EXPIRING 2003

                                  YEAR FIRST    YEAR FIRST
                                   BECAME A      BECAME A
                                  DIRECTOR OF   DIRECTOR OF
          NAME             AGE    CORPORATION      BANK                PRINCIPAL OCCUPATION
--------------------------------------------------------------------------------------------------------
Lucy DeYoung               51        1997           1997      President, Red Rock Enterprises, Inc.
                                                              (financial investment advisory services)
--------------------------------------------------------------------------------------------------------
J. Donald Regan            75        1983           1983      Retired dairyman
--------------------------------------------------------------------------------------------------------
William J. Robinson        57        1983           1978      Manager, Robinson Properties and
                                                              Investments, LLC (real estate management
                                                              and development)
--------------------------------------------------------------------------------------------------------
Edward C. Rubatino         70        1983           1978      President, Rubatino Refuse Removal, Inc.
--------------------------------------------------------------------------------------------------------

  The Corporation's Board of Directors also serves as the Board of Directors of Frontier Bank and FFP, Inc., wholly-owned subsidiaries of the Corporation.

--------------------------------------------------------------------------------
                DIRECTORS' MEETINGS, COMMITTEES AND COMPENSATION
--------------------------------------------------------------------------------

        The Board of Directors of the Corporation held 7 meetings in 2000. However, since the Board of Frontier Bank and the Board of the Corporation are the same, the directors at each Board meeting of Frontier Bank, of which 12 were held in 2000, review the financial records of the Corporation. Frontier Bank's Board of Directors has established certain standing committees, including the Audit Committee and Personnel Committee. Each member of the Board of Directors attended at least 75 percent of the Board and committee meetings of which they were a member.

        Audit Committee. The main functions performed by the Audit Committee include making or causing to be made suitable audits of the Corporation and its subsidiaries; reviewing with the independent public accountants the plan, scope and results of the audit engagement; reviewing the Federal Deposit Insurance Corporation, Federal Reserve Bank and State examination reports; and reviewing the adequacy of internal accounting systems and controls. The results of the audits and recommendations are reported to the full Board of Directors of the Corporation and Frontier Bank. The members of the Audit Committee during 2000 were Mr. Rubatino, chairman, Mr. Dujardin, Mr. Regan, Dr. Rice, Mr. Storkson, Ms. DeYoung and Mr. Corliss. The committee held 6 meetings in 2000.

        Compensation (Personnel) Committee. The functions of the Compensation (Personnel) Committee include establishment of policies with respect to the compensation of officers and employees of the Corporation and its subsidiaries. During 2000, the members of the committee were Mr. Hansen, chairman, Mr. Barber, Mr. Clementz, Mr. Dickson, Dr. Lucas, Mr. Mulligan and Mr. Storkson. The committee held 2 meetings in 2000.

        No Nominating Committee has been established.

        For 2000, all directors of the Corporation and Frontier Bank received an annual retainer of $25,000 for service on the Corporation's Board, and a fee of $2,400 for each Frontier Bank Board meeting attended. Directors do not receive any fees for attendance at committee meetings. The Chairman of the Board receives an additional fee of $200 for each Frontier Bank Board meeting attended.

--------------------------------------------------------------------------------
                COMPENSATION (PERSONNEL) COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION
--------------------------------------------------------------------------------

        Mr. Robert J. Dickson, who is employed by the Corporation as its President and Chief Executive Officer, serves on the Compensation (Personnel) Committee but does not participate in discussions regarding his own compensation.

--------------------------------------------------------------------------------
         BENEFICIAL STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

        The following table sets forth information, as of December 31, 2000, as to the shares of common stock beneficially owned by each director, the Chief Executive Officer of the Corporation and the other executive officers who during the year ended December 31, 2000, received salaries and bonuses which, in the aggregate, exceeded $100,000 ("Named Executive Officers"), and by all executive officers and directors of the Corporation as a group and each beneficial owner of more than 5 percent of the Corporation's voting securities.

                                        NUMBER OF COMMON       PERCENTAGE OF
                                         SHARES BENEFICIALLY      OUTSTANDING
         NAME OF BENEFICIAL OWNER(1)          OWNED(2)             SHARES(3)
        ----------------------------    ---------------------  --------------
                  DIRECTORS
        George E. Barber                       80,816(4)              *
        Michael J. Clementz                   288,115(5)              1.45%
        Michael J. Corliss                    303,098(6)              1.53%
        Lucy DeYoung                            1,920                 *
        David A. Dujardin                      38,098                 *
        Edward D. Hansen                      238,910(7)              1.21%
        William H. Lucas, DC                   84,182                 *
        James H. Mulligan                     155,302                 *
        J. Donald Regan                       202,130                 1.02%
        Roger L. Rice, DDS                    155,718                 *
        William J. Robinson                   268,546                 1.35%
        Edward C. Rubatino                    221,732(8)              1.12%
        Darrell J. Storkson                   254,398                 1.28%

          NAMED EXECUTIVE OFFICERS
        Robert J. Dickson **                  598,954(9)              3.02%
        Eric C. W. Carlsen                     16,813                 *

                                        NUMBER OF COMMON       PERCENTAGE OF
                                         SHARES BENEFICIALLY      OUTSTANDING
         NAME OF BENEFICIAL OWNER(1)          OWNED(2)             SHARES(3)
        ----------------------------    ---------------------  --------------
        Connie Pachek                          57,512(10)             *
        Lyle E. Ryan                           34,538(10)             *
        All Directors and Executive
        Officers as a group (18             3,000,782(11)            15.14%
        persons)

*    Less than 1%.
**   Mr. Dickson also serves as a Director of the Corporation.

(1) As of December 31, 2000, there was no individual or entity known to the Corporation to be the beneficial owner of more than 5 percent of the Corporation's voting stock.

(2) In determining beneficial ownership, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power which includes the power to vote, or to direct the voting of, such securities and/or (2) investment power which includes the power to dispose, or to direct the disposition, of such security. In addition, for the purposes of this chart, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including, but not limited to, any right to acquire: (a) through exercise of an option, warrant or right; (b) through the conversion of security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

(3) Any securities not outstanding but which are subject to options, warrants, rights or conversion privileges set forth in footnote (2) above are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but not for the purpose of computing the percentage of the class by any other person.

(4) Includes 19,092 shares owned by trusts for the benefit of Mr. Barber's children, of which Mr. Barber's son (a resident of Mr. Barber's household) is trustee and has voting and dispositive power, and 16,974 shares held by a partnership in which Mr. Barber's son is a partner.

(5) Includes 10,500 shares which Mr. Clementz has the right to acquire through the exercise of stock options; 7,373 shares owned by Mr. Clementz's spouse who has voting and dispositive power; 216,340 shares held in an LLC of which Mr. Clementz has the voting and dispositive power; 16,800 shares are held by a construction company of which Mr. Clementz has the voting and dispositive power; and 36,750 shares held by Mr. Clementz's parents, with regard to which Mr. Clementz has power of attorney.

(6) Includes 4,000 shares held by Valley South Land LLC of which Evergreen Capital Trust is a member, 278,650 shares owned by Evergreen Capital Trust of which Mr. Corliss is co-trustee and has voting and dispositive power, and 11,392 shares held by Mr. Corliss in custody for his son.

(7) Includes 9,054 shares held in a trust of which Mr. Hansen is trustee and has voting and dispositive power, 4,040 shares held by Mr. Hansen's spouse who has voting and dispositive power, 19,004 shares held by Mr. Hansen or Mr. Hansen's spouse in custody for children, 6,854 shares held in a charitable trust of which Mr. Hansen is trustee and has voting and dispositive power, and 88,142 shares held in an investment capacity of which Mr. Hansen has voting and dispositive power.

(8) Includes 106,319 shares held in a trust of which Mr. Rubatino is trustee and has voting and dispositive power.

(9) Includes 26,197 shares which Mr. Dickson has the right to acquire through the exercise of stock options; and 305,970 shares held by a limited partnership in which Mr. Dickson and his spouse have voting and dispositive power.

(10) Includes options granted to spouse, who is also an employee of Frontier
     Bank.

(11) Includes 18,750 shares not reflected elsewhere in the chart.

--------------------------------------------------------------------------------
                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
--------------------------------------------------------------------------------

        The following table shows the name of each executive officer of the Corporation (including Named Executive Officers) who are not also a director or nominee for director of the Corporation, his age and the offices he holds with the Corporation and Frontier Bank. All offices are held at the discretion of the Board of Directors.

              NAME                 AGE               OFFICE AND YEAR ASSUMED OFFICE
--------------------------------- ------ --------------------------------------------------------
James F. Felicetty                 57    Secretary and Treasurer of the Corporation (1983) and
                                         FFP, Inc. (1988)
John J. Dickson(1)                 40    Vice President of the Corporation (1999); Senior Vice
                                         President of Frontier Bank (1993); and Vice President
                                         of FFP, Inc. (1999)

(1) John J. Dickson is the son of Robert J. Dickson.

COMPENSATION OF EXECUTIVES

        The following table sets forth certain compensation information with respect to the Corporation's Chief Executive Officer and other Named Executive Officers for the fiscal years ended December 31, 2000, 1999 and 1998.


                              SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------
                                                                       Long-Term
                                                                      Compensation
                                       Annual Compensation               Awards
---------------------------------------------------------------------------------------------------
                                                        Other Annual
Name and Principal                                        Compensa-                    All Other
Position               Year     Salary        Bonus        tion(1)       Options    Compensation(2)
---------------------------------------------------------------------------------------------------
Robert J. Dickson      2000    $275,000      $271,760      $86,468        4,347         $6,800
President and CEO      1999     275,000       241,760       78,223        4,545          6,400
                       1998     250,000       221,313       70,649        4,200(4)       6,400
---------------------------------------------------------------------------------------------------
Lyle E. Ryan           2000    $112,700       $16,868      $19,645        1,840(3)      $5,183
Executive Vice         1999     101,500        13,678       17,322          560(3)       4,607
President, Frontier    1998      90,227        13,231       15,577          576(4        3,049
Bank
---------------------------------------------------------------------------------------------------
Connie Pachek          2000    $106,260       $28,472      $20,999        1,035(3)      $5,387
Senior Vice            1999      94,500        21,759       18,008          280          3,488
President, Frontier    1998      85,600        22,834       16,702          288(4)       3,253
Bank
---------------------------------------------------------------------------------------------------
Eric C. W. Carlsen     2000     $92,760        $9,649      $15,974          920         $3,070
Senior Vice            1999      82,800         8,046       14,189          280          1,839
President, Frontier    1998      76,000         6,845       12,815          288(4)       1,657
Bank
---------------------------------------------------------------------------------------------------

(1) Includes Board fees, amounts paid pursuant to profit sharing and money purchase plans, and certain other employee benefits. Does not include earnings on prior years' contributions to retirement plans.

(2)  Represents the matching contribution to the Corporation's 401(k) plan.

(3)  Includes options granted to spouse, who is also an employee of Frontier
     Bank.

(4) Adjusted to reflect 2-for-1 stock split in 1999.

OPTION GRANTS

        The following table sets forth certain information regarding options to purchase shares of the Corporation's Common Stock granted to the Corporation's Chief Executive Officer and other Named Executive Officers during the fiscal year ended December 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------
                                                                            Potential Realizable
                                                                              Value at Assumed
                                                                            Annual Rate of Stock
                                                                           Price Appreciation for
                                                                               Option Term(2)
-------------------------------------------------------------------------------------------------
                      Number of    Percent of
                      Securities   Total Options
                      Underlying   Granted to
                      Options      Employees in   Exercise    Expiration
      Name            Granted      Fiscal Year    Price(1)       Date         5%          10%
-------------------------------------------------------------------------------------------------
Robert J. Dickson        4,347          4.9%       $23.00       12/10      $62,878    $159,344
Lyle E. Ryan(3)          1,840          2.1%       $21.17       12/10      $24,497     $62,081
Connie Pachek(3)         1,035          1.2%       $21.17       12/10      $13,780     $34,920
Eric C. W. Carlsen         920          1.0%       $21.17       12/10      $12,249     $31,040

(1) The exercise price of the options is the fair market value of the Common Stock on the date of the grant. Any shareowners who purchased stock at the same time would have the same value realized in their holdings.

(2) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% or 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Corporation's Common Stock price.

(3)  Includes options granted to spouse, who is also an employee of Frontier
     Bank.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

        The following table sets forth certain information regarding options exercised during the fiscal year ended December 31, 2000, and options held as of December 31, 2000, by the Corporation's Chief Executive Officer and other Named Executive Officers.

                                                         Table on following page

                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------------------------
                                                                                         Value of
                                                                Number of           Unexercised in-the-
                                                             Unexercised Options      Money Options at
                                                             at Fiscal Year-End      Fiscal Year-End(1)
                      Shares Acquired on                        Exercisable/           Exercisable/
     Name                 Exercise         Value Realized      Unexercisable          Unexercisable
--------------------------------------------------------------------------------------------------------
Robert J. Dickson            8,575             $64,641         23,154 / 0              154,615 / 0
Lyle E. Ryan(2)              2,421             $45,315         10,824 / 0              151,059 / 0
Connie Pachek(2)             1,334             $23,807          4,021 / 0               40,562 / 0
Eric C. W. Carlsen           1,101             $18,274          3,905 / 0               40,090 / 0

(1) On December 31, 2000, the closing price of Common Stock was $25.06. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option, and are not reduced to reflect taxes payable with respect to such amount.

(2)  Includes options granted to spouse, who is also an employee of Frontier
     Bank.

        In the table above, the shares exercised were granted in 1990, 1991 and 1992 at the price of the Common Stock on the date of the grant. Any shareowner who purchased the Corporation's Common Stock at that time would have realized the same appreciation in their holdings.

--------------------------------------------------------------------------------
                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)
--------------------------------------------------------------------------------

SUMMARY OF COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

        The goals of the Corporation's compensation program are to: (1) enable the Corporation to attract, retain and motivate the most qualified talent who contribute to the long-term success of the Corporation, (2) align compensation with business objectives and performance, and (3) align incentives for executive officers with the interests of shareowners in maximizing shareowner value. The Corporation emphasizes performance-based compensation that is competitive in the marketplace and reviews its compensation practices annually by comparing them with competitors. The compensation policy also reflects the competition for executive talent and the unique challenges and opportunities facing the Corporation in the financial services market.

        The Corporation's compensation program for all employees includes both cash and equity-based factors. Consistent with competitive practices, the Corporation also utilizes cash bonuses and incentive plans based on achievements of financial performance objectives.

--------

(1) This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CASH COMPENSATION

        Salary. The Corporation sets a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a peer group, which includes banks similar in size that compete with the Corporation in the recruitment and retention of senior personnel. Individual salaries for each executive officer are set relative to this target based on certain individual performance and contribution to the Corporation's results.

        Cash Bonuses. Certain employees of the Corporation are eligible to participate in the Corporation's cash incentive and bonus plans with executive employee bonuses determined by the Compensation Committee of the Board of Directors. These plans provide cash awards for meeting annual performance goals.

EQUITY-BASED COMPENSATION

        Incentive stock options are granted to all "key employees." Employees are classified as key employees after: (1) the officer has been with the Corporation for a period of one year, or (b) the non-officer has been with the Corporation for a period of five years. The number of shares granted to the key employee is based on a graduated scale, depending on the individual's level of responsibility. However, exceptions can be made to this policy by the Board of Directors. Options are immediately vested and expire ten years from the date of grant.

CEO COMPENSATION

        In reviewing Mr. Dickson's performance in 2000, the Committee considered the Corporation's performance in 2000 versus 1999: (1) increased profitability (net income in 2000 reached $32.1 million or $1.62 per fully diluted share--an increase of 13.5%); (2) asset growth (total assets increased $265.4 million or 18.6%); (3) loan growth (total loans increased $190.8 million or 16.1%); and (4) maintenance of a quality loan portfolio (non-performing assets totaling $4.3 million or .25% of total assets). In addition, Mr. Dickson oversaw the successful integration of Liberty Bay Financial Corporation ("Liberty Bay") into the Corporation following the acquisition of Liberty Bay effective July 20, 2000. This acquisition added eight offices and $188.3 million in assets to the Corporation. Based on the foregoing, the Committee increased Mr. Dickson's bonus from $241,760 in 1999 to $271,760 in 2000. In addition, Mr. Dickson was awarded a stock option grant to purchase 4,347 shares of Common Stock. Mr. Dickson does not participate in deliberations of the Committee relating to his compensation.

Submitted by members of the Committee:

                 Edward D. Hansen, Chairman          William H. Lucas, DC
                           George E. Barber             James H. Mulligan
                       Michael J. Clementz            Darrell J. Storkson
                         Robert J. Dickson

--------------------------------------------------------------------------------
                        REPORT OF THE AUDIT COMMITTEE(1)
--------------------------------------------------------------------------------

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with Moss Adams LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from Moss Adams LLP required by Independence Standards Board Standard No. 1, which relate to the auditors' independence from the Company and its related entities, and has discussed with Moss Adams LLP their independence from the Company and has considered the compatibility of nonaudit services with the auditors' independence.

        The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix 1 to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of the National Association of Securities Dealers (NASD).

        Based on the review and discussions above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

               Edward C. Rubatino, Chairman             J. Donald Regan
                        Michael J. Corliss           Roger L. Rice, DDS
                              Lucy DeYoung          Darrell J. Storkson
                         David A. Dujardin

--------------------------------------------------------------------------------
                        FIVE YEAR PERFORMANCE COMPARISON
                     TOTAL CUMULATIVE RETURN TO SHAREOWNERS
--------------------------------------------------------------------------------

        The graph below provides an indicator of cumulative shareholder returns for the Corporation as compared with the Nasdaq Banks Stock Index and the S&P 500.


                                                         Graph on following page

(1) This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                               [PERFORMANCE GRAPH]

                                                    PERIOD ENDING
------------------------------- -------------------------------------------------------
            INDEX               12/31/96    12/31/97   12/31/98   12/31/99   12/31/00
------------------------------  --------    --------   --------   --------   --------
Frontier Financial Corporation   $118.07    $150.79     $199.49    $176.69    $225.17
Nasdaq Bank Stocks Index         $132.03    $221.06     $213.94    $211.14    $258.51
S&P 500 Index                    $123.18    $164.36     $212.09    $256.52    $235.19

        The above presentation assumes $100 was invested on December 31, 1995, in the Corporation's Common Stock and each of the above indexes.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING
--------------------------------------------------------------------------------

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers, and beneficial owners of more than 10 percent of a registered class of the Corporation's equity securities, to file reports of their ownership of such securities, and any changes in that ownership, with the Securities and Exchange Commission. All such persons are required by regulation to provide copies of such reports to the Corporation. The Corporation is not aware of any beneficial owner of more than 10 percent of its Common Stock.

        Based solely on its review of the copies of the reports furnished to the Corporation and on representations from certain reporting persons, the Corporation believes that in 2000 the Corporation's directors and executive officers met all Securities and Exchange Commission filing requirements, except that Edward Rubatino filed one late report covering one transaction, and Michael Corliss filed one late report covering 11 transactions.

--------------------------------------------------------------------------------
              RELATED PARTY TRANSACTIONS AND BUSINESS RELATIONSHIPS
--------------------------------------------------------------------------------

        During 2000, certain directors and executive officers of the Corporation and Frontier Bank, and their associates, were customers of Frontier Bank, and it is anticipated that such individuals will continue to be customers of Frontier Bank in the future. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

--------------------------------------------------------------------------------
                              INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

        The independent public accounting firm of Moss Adams LLP audited the Corporation's consolidated financial statements for fiscal 2000 and has been similarly engaged in 2001. Representatives from Moss Adams LLP are expected to be present at the Annual Meeting of Shareowners and will be given an opportunity to make a statement and will be available to respond to appropriate questions.

FEES BILLED TO THE CORPORATION BY MOSS ADAMS LLP DURING FISCAL 2000

        AUDIT FEES. The aggregate fees billed by Moss Adams LLP for the audit of the Corporation's annual consolidated financial statements for the fiscal year ended December 31, 2000, and the review of the consolidated financial statements included in the Corporation's Forms 10-Q for fiscal 2000, were $83,925.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees billed by Moss Adams LLP to the Corporation for financial information systems design and implementation fees for the fiscal year ended December 31, 2000.

        ALL OTHER FEES. The aggregate fees billed to the Corporation for all other services rendered by Moss Adams LLP for the fiscal year ended December 31, 2000, were $99,534.

        The Audit Committee has determined that the provision of services rendered above for (a) financial information systems design and implementation fees, and (b) all other fees, is compatible with maintaining Moss Adams LLP's independence.

--------------------------------------------------------------------------------
                  SHAREOWNER PROPOSALS FOR 2002 ANNUAL MEETING
--------------------------------------------------------------------------------

        In order for shareowner proposals to be included in the 2002 proxy materials and considered at the 2002 Annual Meeting of Shareowners, proposals must be received by the Secretary of the Corporation at Frontier Financial Corporation, 332 S.W. Everett Mall Way, P.O. Box 2215, Everett, WA 98203, no later than November 19, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission. In addition, if the Corporation receives notice of a shareowner proposal after November 19, 2001, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareowner proposal.

--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------

        THE CORPORATION'S WILL FURNISH TO SHAREOWNERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO

SHAREOWNER SERVICES, FRONTIER FINANCIAL CORPORATION, 332 S.W. EVERETT MALL WAY,
P. O. BOX 2215, EVERETT, WA 98203.

        The Board of Directors knows of no other matters to be presented at the Annual Meeting. As of the date of the preparation of this Proxy Statement, no shareowner has submitted to the Board any proposal to be acted on at the Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED STAMPED ENVELOPE. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

                                            By Order of the Board of Directors,



                                            James F. Felicetty, Secretary

                                                                      APPENDIX 1

                         FRONTIER FINANCIAL CORPORATION
                             AUDIT COMMITTEE CHARTER

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation or any if its subsidiaries to any governmental body or the public; the Corporation's systems of internal controls that management and the Board have established and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee will encourage continuous improvement of, and will foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

    - Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

    - Provide an open avenue of communication among the independent accountants, financial and senior management the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this charter.

II. COMPENSATION

The Audit Committee shall be comprised of at least three or more directors as determined by the Board, each of whom shall be independent directors as defined by NASD. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise or become financially literate within a reasonable period of time after joining the audit committee.

The Chairman of the Board shall appoint the members of the Committee annually. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication the Committee should meet at least annually with the manager of internal auditing department and the independent accountants in separate executive session to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

    - Review and update this Charter periodically, at least annually, as conditions dictate.

    - Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

    - Review the regular internal reports to management prepared by the internal auditing department and management's response.

INDEPENDENT ACCOUNTANTS

    - Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants independence.

    - Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

    - Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organizations financial statements.

FINANCIAL REPORTING PROCESSES

    - In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

    - Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

    - Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

PROCESS IMPROVEMENT

    - Establish regular and separate system of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

    - Following completion of the annual audit, review separately with each of management the independent accountants and the internal auditing department my significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

    - Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements,

    - Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

    - Establish, review and update periodically the Code of Ethics and ensure that management has established a system to enforce this Code.

    - Review management's monitoring of the Corporation's compliance with the organization's Ethic's Policy, and ensure that management his the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

    - Review activities, organizational structure, and qualifications of the internal audit department.

    -   Review, with the organization's counsel, legal compliance matters.

    - Review, with the organization's counsel, any legal matter that could have a significant impact an the organization's financial statements.

    - Perform any other activities consistent with this Charter, the Corporations by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

This charter was approved at a regular board meeting of the Board of Directors of Frontier Financial Corporation on May 17, 2000.

                                      PROXY

                         FRONTIER FINANCIAL CORPORATION

                     PROXY FOR ANNUAL MEETING OF SHAREOWNERS
                          TO BE HELD ON APRIL 19, 2001
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints ROBERT J. DICKSON and ROGER L. RICE, DDS, and each of them (with full power to act alone and to designate substitutes), proxies of the undersigned, with authority to vote and act with respect to all shares of stock of Frontier Financial Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareowners to be held on Thursday, April 19, 2001, at 7:30 p.m., local time, at the Everett Golf & Country Club, 1500 - 52nd Street, Everett, Washington, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting.

        (WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU GIVE NO INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE DIRECTORS RECOMMEND A VOTE FOR THE NOMINEES FOR DIRECTOR.)

        The shares represented by this Proxy shall be voted as follows:

1.  Election of Directors.

                                George E. Barber
                               Michael J. Clementz
                                David A. Dujardin
                                James H. Mulligan
                               Roger L. Rice, DDS

    [ ]  FOR the nominees listed above.

    [ ]  FOR the nominees listed above EXCEPT:______________________

    [ ]  WITHHOLD AUTHORITY to vote for all nominees listed above.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

DATED:_________________________________, 2001.


                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Signature if held jointly


Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.)